                                                                   EXHIBIT 5.2.1



                 [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]








                                December 6, 2000






Centex Trust I
c/o Centex Corporation
2728 North Harwood
Dallas, Texas 75201

                  Re:      Centex Trust I

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for Centex Corporation, a Nevada corporation (the "Company"), and Centex Trust I, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

                  (a) The Certificate of Trust of the Trust, dated as of November 9, 2000 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on November 9, 2000;

                  (b) The Declaration of Trust of the Trust, dated as of November 9, 2000, among the Company and the trustees of the Trust named therein;

                  (c) A form of Amended and Restated Declaration of Trust of the Trust (including Exhibits A, B and C thereto) (the "Declaration"), to be entered into among the

Centex Trust I
December 6, 2000
Page 2



Company, the trustees of the Trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, attached as an exhibit to the Registration Statement (as defined below);


                  (d) Amendment No. 2 to the Registration Statement on Form S-3 (the "Registration Statement"), including a prospectus (the "Prospectus"), relating to the trust preferred securities of the Trust, representing undivided beneficial interests in the assets of the Trust (each, a "Preferred Security" and collectively, the "Preferred Securities"), as proposed to be filed by the Company, the Trust and others with the Securities and Exchange Commission on or about December 6, 2000; and


                  (e) A Certificate of Good Standing for the Trust obtained from the Secretary of State on December 5, 2000.

                  Capitalized terms used herein and not otherwise defined are used as defined in the Declaration.

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents examined by us, we have assumed
(i) the authenticity of all documents submitted to us as authentic originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed (i) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (ii) the legal capacity of natural persons who are signatories to the documents examined by us,
(iii) the receipt by each Person to whom a Preferred Security is to be

Centex Trust I
December 6, 2000
Page 3




issued by the Trust (collectively, the "Preferred Security Holders") of a Preferred Security Certificate for such Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the Declaration and the Registration Statement, and (iv) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Declaration and the Registration Statement.


                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. The Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act.

                  2. When the Declaration is duly executed and delivered by the parties thereto, the Preferred Securities will be duly authorized and will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

                  3. When the Declaration is duly executed and delivered by the parties thereto, the Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Declaration.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "LEGAL OPINIONS" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as

Centex Trust I
December 6, 2000
Page 4


amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                             Very truly yours,


                                             /s/ Richards, Layton & Finger, P.A.




BJK/MSC